                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, A I M Distributors, Inc., American Centurion Life Assurance Company and American Express Financial Advisors, Inc., (collectively, the "Parties") is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

     WHEREAS, the Parties desire to amend Schedules A and B of the Agreement to address the addition of separate accounts and/or contracts and a logo change;

     NOW THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

     Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: January 1, 2003.

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President

(SEAL)


                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ Michael J. Cemo
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Michael J. Cemo
Title: Assistant Secretary              Title: President

(SEAL)


                                        AMERICAN CENTURION LIFE ASSURANCE
                                        COMPANY


Attest: /s/ Mary Ellen Minenko          By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)

                                        AMERICAN EXPRESS FINANCIAL ADVISORS,
                                        INC.


Attest: /s/ C. Nikol Davies             By: /s/ Gumer C. Alvero
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

(SEAL)

                                   SCHEDULE A

       FUNDS AVAILABLE UNDER                SEPARATE ACCOUNTS          CONTRACTS FUNDED BY
           THE POLICIES                    UTILIZING THE FUNDS        THE SEPARATE ACCOUNTS
----------------------------------   ------------------------------   ---------------------
         (Series I shares)           ACL Variable Annuity Account 2   Form No.
                                                                      -    45054
AIM V.I. Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Premier Equity Fund

        (Series II shares)                                            Form Nos.
                                                                      -    272250
AIM V.I. Basic Value Fund                                             -    272551
AIM V.I. Capital Development Fund                                     -    272252
AIM V.I. Premier Equity Fund                                          -    272253

                                   SCHEDULE B

                               LOGO COLORS

(A I M(SM) INVESTMENTS LOGO)   One Color - both the box and the word Investments
                               print black with a white Chevron and White AIM inside the box.

                               Two Colors - in printed versions of the logo, the preferred usage is always two color reproduction. The box prints in PMS 356 Green with Chevron and AIM white and with the word Investments printing Black.

(A I M(SM) INVESTMENTS LOGO)   Four Color Process - the box prints Cyan 100%
                               Magenta 0%, Yellow 100%, Black 20% to simulate
                               PMS 356 Green. The word Investments prints solid black.